EXHIBIT 21.1

LIST OF SUBSIDIARIES OF PUB CRAWL HOLDINGS, INC.

1.	PBPubCrawl.com, LLC Jurisdiction of Formation: Names under which business is conducted:	California PBPubCrawl.com